UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

PRINCIPIA BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38653	26-3487603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East Grand Avenue South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 416-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRNB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 16, 2020, Principia Biopharma Inc., a Delaware corporation (“Principia” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sanofi, a French société anonyme (“Parent”), and Kortex Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Aventis Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Aventis”), is the direct parent of Purchaser.

Pursuant to the Merger Agreement, on August 28, 2020, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock of the Company, $0.0001 par value per share (the “Shares”), at a purchase price of $100.00 per Share in cash (the “Offer Price”), without interest and subject to any withholding of taxes required by applicable legal requirements, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 28, 2020 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

On September 28, 2020, Parent announced that the offering period of the Offer had expired at one minute following 11:59 p.m., Eastern Time, on September 25, 2020 (the “Expiration Time”) and that as of such time, based on the information provided by the depositary for the Offer, 26,995,086 Shares (not including 3,077,763 Shares tendered by notice of guaranteed delivery for which Shares have not yet been delivered in satisfaction of such guarantee) were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time, representing approximately 81.1% of the outstanding Shares as of such time, which Shares were sufficient to have met the minimum condition of the Offer and to enable the Merger (as defined below) to occur under Delaware law without a vote of the Company’s stockholders. All conditions to the Offer having been satisfied, on September 26, 2020, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn prior to the Expiration Time, and will promptly pay for such Shares in accordance with the terms of the Offer.

Following the completion of the Offer, on September 28, 2020, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser merged with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), Shares that were not purchased pursuant to the Offer (other than Shares (i) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (ii) irrevocably accepted for purchase in the Offer) were converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any withholding of taxes required by applicable legal requirements.

Pursuant to the Merger Agreement, each of the Company’s stock options (the “Company Options”) that was outstanding as of immediately prior to the Effective Time accelerated and became fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time and has been cancelled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares subject to the Company Option immediately prior to the Effective Time, multiplied by (ii) the excess (if any), of (x) the Merger Consideration over (y) the exercise price payable per Share underlying such Company Option. Any Company Option that has an exercise price that equals or exceeds the Merger Consideration was cancelled for no consideration. The Company’s repurchase rights with respect to any Shares previously issued upon the “early exercise” of Company Options will terminate immediately prior to and contingent upon the Effective Time.

Pursuant to the Merger Agreement, the warrants to purchase Shares (the “Company Warrants”) that were outstanding and unexercised as of immediately prior to the Effective Time, converted into the right to receive the Merger Consideration less the applicable exercise price in respect of the Shares underlying such Company Warrants, and the holders of such Company Warrants, in lieu of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Company Warrant, are entitled to receive the Merger Consideration less the applicable exercise price in respect of each Share underlying such Company Warrants and will have no other rights pursuant to each such holder’s ownership of such Company Warrants.

The total consideration paid for the Shares in the Offer and the Merger was approximately $3.85 billion (before giving effect to payments received pursuant to the exercise of Company Options and Company Warrants). These amounts exclude fees and expenses related to the Offer and the Merger. Parent provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all Shares purchased in the Merger.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 17, 2020, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2020, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger, and requested that Nasdaq (i) suspend trading of the Shares before the opening of trading on September 28, 2020 and (ii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from Nasdaq and to deregister the Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure contained in Item 2.01 above and in Item 5.02 below is incorporated herein by reference.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on September 28, 2020, a change in control of the Company occurred. At the Effective Time, the Company became a direct wholly owned subsidiary of Aventis and an indirect wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective immediately after the Effective Time, each of Martin Babler, Alan B. Colowick M.D., M.P.H., Dan Becker, M.D., Ph.D., Simeon George, M.D., Shao-Lee Lin, M.D., Ph.D., Patrick Machado and Shawn Tomasello ceased serving as a member of the board of directors of the Company and each committee thereof and each of Martin Babler, Dolca Thomas, M.D., Christopher Y. Chai, Roy Hardiman and Stefani Wolff ceased serving as an officer of the Company.

Further, pursuant to the Merger Agreement and effective immediately after the Effective Time, the officers and directors of Purchaser as of immediately prior to the Effective Time became the officers and directors of the surviving corporation. Information regarding the new officers and directors of the Company has been previously disclosed in the Tender Offer Statement on Schedule TO, filed by Purchaser, Aventis and Parent with the SEC on August 28, 2020 (together with the exhibits and annexes thereto and as amended or supplemented from time to time), and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, effective as of the Effective Time, the certificate of incorporation of the Company and the bylaws of the Company were each amended and restated in its entirety. Copies of the certificate of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description

2.1	Agreement and Plan of Merger, dated as of August 16, 2020, by and among the Principia Biopharma Inc., Sanofi and Kortex Acquisition Corp. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2020).

3.1	Amended and Restated Certificate of Incorporation of Principia Biopharma Inc.

3.2	Second Amended and Restated Bylaws of Principia Biopharma Inc.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPIA BIOPHARMA INC.
Dated: September 28, 2020
	By:	/s/ John Reed
	Name:	John Reed
	Title:	President